Security Mid Cap Growth Fund
File No. 811-1316
CIK No. 0000088676

EX-99.77Q1(g)

Form of Plan of Reorganization for Mid Cap Growth Fund's acquisition of Security Equity Fund's Technology Series.

Incorporated herein by reference to Registrant's Form N-14 filed September 4, 2003.